UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the annual meeting of shareholders of ImmunoGen, Inc. (referred to as “our”) held on November 10, 2015 (the “2015 Annual Meeting”), shareholders fixed the number of Directors constituting the full Board of Directors at nine.  The voting results were as follows:

For:	78,866,780
Against	1,016,842
Abstain	169,071
Broker Non-Votes	0

At the 2015 Annual Meeting, shareholders elected nine Directors as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Joseph J. Villafranca, PhD	63,810,661	216,973	16,025,059
Nicole Onetto, MD	63,832,543	195,091	16,025,059
Stephen C. McCluski	63,823,722	203,912	16,025,059
Richard J. Wallace	63,822,138	205,496	16,025,059
Daniel M. Junius	63,785,326	242,308	16,025,059
Howard H. Pien	60,609,296	3,418,338	16,025,059
Mark Goldberg, MD	60,626,444	3,401,190	16,025,059
Dean J. Mitchell	63,824,564	203,070	16,025,059
Kristine Peterson	63,828,198	199,436	16,025,059

At the 2015 Annual Meeting, shareholders voted to approve, on an advisory basis, the compensation paid to our named executive officers, as described in our proxy statement (the “say-on-pay vote”) as follows:

For:	63,082,517
Against	754,530
Abstain	190,587
Broker Non-Votes	16,025,059

At the 2015 Annual Meeting, shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016 as follows:

For:	79,585,686
Against	199,312
Abstain	267,695
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: November 12, 2015	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer